Exhibit 10.5

LOAN CONFIRMATION

February 10, 2022

Dear MEDIES,

THIS IS A REQUEST FOR CONFIRMATION OF YOUR ACCOUNT WITH MR. KENNETH TINDALL, THAT IS READ AS FOLLOWS:

The amount outstanding as a loan payable by MEDIES to Mr. Kenneth Tindall as of February 10, 2022 is $40,311. This loan is unsecured, interest-free, and is payable upon demand, but not within two years from the date of this letter. This loan was advanced to support the Company’s development stage business activities.

If this amount payable to you is correct as it appears in MEDIES’ books, please confirm it by signing this letter at the space provided below.

I HEREBY AGREE, THAT THE BALANCE SHOWN HEREWITH IS CORRECT:

Name and Designation of the company representative:

Kenneth Tindall, Chief Executive Officer/Chief Financial Officer

MEDIES (a Wyoming Company)

Signature: /s/ Kenneth Tindall

Date:      February 10, 2022